UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.    )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement

☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐ Definitive Proxy Statement

☒ Definitive Additional Materials

☐ Soliciting Material under §240.14a-12

ECOLAB INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☒ No fee required.

☐ Fee paid previously with preliminary materials.

☐ Fee computed on table in exhibit required by Item 25(b) by Exchange Act Rules 14a6(i)(l) and 0-11

Your **Vote** Counts!

ECOLAB INC.

2023 Annual Meeting
Vote by May 3, 2023 11:59 PM ET. For shares held in a Plan, vote by May 1, 2023 11:59 PM ET.

ECOLAB INC.
CORPORATE SECRETARY
1 ECOLAB PLACE
ST. PAUL, MN 55102-2739

V00343-P86468

You invested in ECOLAB INC. and it's time to vote!

You have the right to vote on proposals being presented at the Annual Meeting. **This is an important notice regarding the availability of proxy material for the stockholder meeting to be held on May 4, 2023.**

Get informed before you vote

View the Notice and Proxy Statement and Annual Report online. OR you can request a free paper or email copy of the material(s) prior to April 20, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy.

For complete information and to vote, visit **www.ProxyVote.com**

Control #

Smartphone users

Point your camera here and vote without entering a control number

Vote Virtually at the Meeting*

May 4, 2023
9:30 a.m. Central Time

Virtually at:
www.virtualshareholdermeeting.com/ECL2023

*Please refer to the Proxy Statement for any special requirements for meeting attendance.

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Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items	Board Recommends
1. Election of Directors. **Nominees:** 1a. Shari L. Ballard	For
1b. Barbara J. Beck	For
1c. Christophe Beck	For
1d. Jeffrey M. Ettinger	For
1e. Eric M. Green	For
1f. Arthur J. Higgins	For
1g. Michael Larson	For
1h. David W. MacLennan	For
1i. Tracy B. McKibben	For
1j. Lionel L. Nowell III	For
1k. Victoria J. Reich	For
1l. Suzanne M. Vautrinot	For
1m. John J. Zillmer	For
2. Ratify the appointment of PricewaterhouseCoopers LLP as Ecolab's independent registered public accounting firm for the current year ending December 31, 2023.	For
3. Approve the Ecolab Inc. 2023 Stock Incentive Plan.	For
4. Approve an Amendment to the Ecolab Inc. Stock Purchase Plan.	For
5. Approve, on an advisory basis, the compensation of our named executive officers disclosed in the Proxy Statement.	For
6. Vote, on an advisory basis, on the frequency of future stockholder advisory votes to approve named executive officer compensation.	1 Year
7. Vote on a stockholder proposal regarding an independent board chair policy, if properly presented.	Against

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V00344-P86468